SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2010

BioDrain Medical, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

333-155299	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2060 Centre Pointe Boulevard, Suite 7
Mendota Heights, Minnesota 55120
(Address of Principal Executive Offices and Zip Code)

(651) 389-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On January 31, 2010, BioDrain Medical, Inc. (the “Company”) terminated the employment agreement between the Company and Kirsten Doerfert. Effective on such date, Ms. Doerfert ceased serving as the Company’s Vice President, Sales and Marketing. In terminating Ms. Doefert’s employment agreement, the Company relied upon Paragraph 8 of such agreement. Accordingly, the Company compensated Ms. Doerfert for her base salary, adjusted pro-rata to the date of termination, along with her unused vacation pay and commissions earned to the date of termination.  Ms. Doefert’s rights and obligations regarding outstanding stock options and restricted shares of the Company’s common stock were determined in accordance with the Company’s 2008 Equity Incentive Plan as well as applicable stock option and restricted stock agreements.  A copy of the Company’s employment agreement with Ms. Doerfert was previously filed with the Securities and Exchange Commission as Exhibit 10.48 to the Company’s Registration Statement on Form S-1, Amendment No. 3, filed on April 6, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)           Effective on January 31, 2010, the Company terminated the employment of Kirsten Doerfert as the Company’s Vice President, Sales and Marketing.

This report on Form 8-K was inadvertently filed late.  When the inadvertent lapse in filing was determined, the Company promptly filed this report on Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2010

BIODRAIN MEDICAL, INC.

By:	/s/ Kevin R. Davidson
Kevin R. Davidson
President and Chief Executive Officer